                                                                     EXHIBIT 4.6

                           AMENDMENT NO. 4 TO SECOND
                             AMENDED AND RESTATED
                           INVESTOR RIGHTS AGREEMENT

          This Agreement, dated as of February 11, 2000, is entered into by and among Sycamore Networks, Inc., a Delaware corporation ( the "Company"), the Investors (as defined below) and the Founders (as defined below).

          WHEREAS, the Company has entered into a Second Amended and Restated Investor Rights Agreement (the "Agreement") dated as of February 26, 1999, with the persons and entities listed on Schedule I thereto under the heading "Investors" (individually, an "Investor" and collectively, the "Investors") and the persons listed on Schedule II thereto under the heading "Founders" (individually, a "Founder" and collectively, the "Founders"), which Agreement was amended by Amendment No. 1 thereto dated as of July 23, 1999 by and among the Company, Siemens Information and Communication Networks, Inc., a Delaware corporation, the Investors and the Founders, and further amended by Amendment No. 2 thereto and Amendment No. 3 thereto dated as of August 5, 1999, and September 20, 1999, respectively, by and among the Company, the Investors and the Founders (the Agreement, as so amended being referred to herein as the "Second Restated Agreement"); and

          WHEREAS, the Second Restated Agreement provides, among other things, that it may be amended at any time by a written instrument signed by the Company and Investors holding at least a majority of the shares of the common stock $.001 par value, of the Company issued or issuable upon conversion of the Shares (as defined in the Second Restated Agreement); and

          WHEREAS, the Investors parties hereto hold shares of Common Stock representing at least a majority of the shares of Common Stock issued upon conversion of the Shares; and

          WHEREAS, the parties hereto wish to amend the Second Restated Agreement as set forth herein;

          NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1. Paragraph (a) of Section 2 of Article III of the Second Restated Agreement shall be deleted in its entirety and the following substituted in its place:

          a.   Whenever the Company proposes to file a
          Registration Statement at any time and from time to time, it will, prior to such filing, give written notice to all Stockholders of its intention to do so and, upon the written request of a Stockholder or Stockholders, given within 10 business days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Shares), the Company shall use its reasonable best efforts to cause all Registrable Shares which the Company has been requested by such Stockholder or Stockholders to register, to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Stockholder or Stockholders; provided,
                                                       --------
          however, that the provisions of this Section 2 shall
          -------
          not apply to any Registration Statement filed by the Company prior to January 1, 2001; provided, further,
                                            --------  -------
          however, that the Company shall have the right to
          -------
          postpone or withdraw any registration effected pursuant to this Section 2 without obligation to any Stockholder.

     2. The Second Restated Agreement, as supplemented and modified by this Amendment together with the other writings referred to in the Second Restated Agreement or delivered pursuant thereto which form a part thereof, contains the entire agreement among the parties with respect to the subject matter thereof and amends, restates and supersedes all prior and contemporaneous arrangements or understandings with respect thereto.

     3. Upon the effectiveness of this Agreement, on and after the date hereof, each reference in the Second Restated Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference in the other documents entered into in connection with the Second Restated Agreement, shall mean and be a reference to the Second Restated Agreement, as amended hereby. Except as specifically amended above, the Second Restated Agreement shall remain in full force and effect and is hereby ratified and confirmed.

     4. This Amendment shall be governed by the laws of the State of Delaware, notwithstanding the conflict-of-law doctrines of Delaware or any other jurisdiction to the contrary.

     5. This Amendment may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     6. This Amendment shall be binding on all parties to the Second Restated Agreement as and when executed by the Company and Investors holding at least a majority of the shares of Common Stock issued upon conversion of the Shares.

     IN WITNESS WHEREOF the parties hereto have executed this Amendment on the date first above written.

                         COMPANY:

                         SYCAMORE NETWORKS, INC.

                         By: /s/ Daniel Smith
                            -----------------------------------
                            Daniel Smith
                            President

                         INVESTORS

                         SIEMENS INFORMATION AND
                         COMMUNICATION NETWORKS, INC.


                         By:___________________________________

                         Address:     900 Broken Sound Parkway
                                      Boca Raton, FL  33487

                         For Notices: P.O. Box 58075
                                      Santa Clara, CA  95052-8075
                                      Attn:  Bjoern Christensen
                                      Fax:  (408) 492-4821

                         With Copies to:   Siemens Corporation
                                           1301 Avenue of Americas
                                           New York, NY  10019

                                           Attn:  General Counsel
                                           Fax:   (212) 258-4490



                         MATRIX PARTNERS V, L.P.
                         Bay Colony Corporate Center
                         1000 Winter Street, Suite 4500
                         Waltham, MA  02154

                         By:  Matrix V Management Co., L.L.C.,
                                its General Partner

                         By: /s/ Timothy Barrows
                            ------------------------------------------
                         MATRIX V ENTREPRENEURS FUND, L.P.
                         Bay Colony Corporate Center
                         1000 Winter Street, Suite 4500
                         Waltham, MA  02154

                         By:  Matrix V Management Co., L.L.C.,
                                its General Partner

                         By: /s/ Timothy Barrows
                            ------------------------------------------
                         NORTH BRIDGE VENTURE PARTNERS II, L.P.
                         404 Wyman Street, Suite 365
                         Waltham, MA  02154

                         By:  North Bridge Ventures Partners II, L.P.
                                its General Partner

                         By:_________________________________________

                         INTEGRAL CAPITAL PARTNERS IV, L.P.
                         2750 Sand Hill Road
                         Menlo Park, CA  94025-7020

                         By:  Integral Capital Management IV, LLC
                                its General Partner

                         By:__________________________________________
                               Pamela K. Hagenah
                               a Manager

                         INTEGRAL CAPITAL PARTNERS IV
                           MS SIDE FUND, L.P.
                         2750 Sand Hill Road
                         Menlo Park, CA  94025-7020

                         By:  ICP MS Management, LLC
                                its General Partner

                         By:__________________________________________
                               Pamela K. Hagenah
                               a Manager

                         PEQUOT PRIVATE EQUITY FUND, L.P.
                         500 Nyala Farm Road
                         Westport, CT  06880

                         By:_________________________________________

                         PEQUOT OFFSHORE PRIVATE
                         EQUITY FUND, INC.
                         500 Nyala Farm Road
                         Westport, CT  06880

                         By:_________________________________________

                         PEQUOT VENTURE PARTNERS, L.P.
                         500 Nyala Farm Road
                         Westport, CT  06880

                         By:_________________________________________

                         SPINNAKER FOUNDERS FUND, L.P.
                         1875 South Grant Street
                         San Mateo, CA  94402

                         By:  Bowman Capital Management, L.L.C.
                              its General Partner

                         By:_________________________________________
                            William J. Haggerty, Managing
                            Director of Operations of Bowman
                             Capital Management, L.L.C.

                         SPINNAKER OFFSHORE
                           FOUNDERS FUND, CAYMAN LIMITED
                         1875 South Grant Street
                         San Mateo, CA  94402

                         By:  Bowman Capital Management, L.L.C.,
                              its Investment Adviser and Attorney-in-Fact

                         By:_________________________________________
                            William J. Haggerty, Managing
                            Director of Operations of Bowman
                             Capital Management, L.L.C.

                         SPINNAKER CLIPPER FUND, L.P.
                         1875 South Grant Street
                         San Mateo, CA  94402

                         By:  Bowman Capital Management, L.L.C.,
                                its General Partner

                           By:_______________________________________
                              William J. Haggerty, Managing
                              Director of Operations of Bowman
                               Capital Management, L.L.C.

                         ATGF II, a Panamanian corporation
                         SUCRE Building Calle 48 Este
                         Bella Vista, P.O. Box 5168
                         Panama S, Panama

                         By:_________________________________________
                               Director

                         The Ralph H. Cechettini 1995 Trust

                         By:_________________________________________


                         ____________________________________________
                         James Stableford


                         ____________________________________________
                         Anthony Ciulla


                         ____________________________________________
                         William Slattery


                         ____________________________________________
                         Marc Weiss


                         ____________________________________________
                         Chikong Shue


                         ____________________________________________
                         Siu Wing Li

                         ____________________________________________
                         Michael Viren


                         ____________________________________________
                         Steven Finn


                         ____________________________________________
                         Eric MacDonald


                         ____________________________________________
                         John Dowling


                         ____________________________________________
                         Leaf Uptegrove


                         ____________________________________________
                         Scott Baker


                         ____________________________________________
                         Jeanette Slaff

                         /s/ Gururaj Deshpande
                         --------------------------------------------
                         Gururaj Deshpande


                         /s/ Daniel Smith
                         --------------------------------------------
                         Daniel Smith



                         FOUNDERS:


                         /s/ Gururaj Deshpande
                         --------------------------------------------
                         Gururaj Deshpande

                         Address:   9 Sparta Way
                                    Andover, MA  01810


                         ____________________________________________
                         Richard Barry

                         Address:   1284 Beacon Street, #815
                                    Brookline, MA  02138

                                  Schedule I
                                  ----------

                                   Investors
                                   ---------

Matrix Partners V, L.P.
Matrix V Entrepreneurs Fund, L.P.
North Bridge Venture Partners II, L.P.
Integral Capital Partners IV, L.P.
Integral Capital Partners IV MS Side Fund, L.P.
Pequot Private Equity Fund, L.P.
Pequot Venture Partners, L.P.
Pequot Offshore Private Equity Fund, Inc.
ATGF II, a Panamanian corporation
The Ralph H. Cechettini 1995 Trust
James Stableford
Anthony Ciulla
William Slattery
Marc Weiss
Spinnaker Founders Fund, L.P.
Spinnaker Offshore Founders Fund, Cayman Limited
Spinnaker Clipper Fund, L.P.
Gururaj Deshpande
Daniel Smith
Chikong Shue
Siu Wing Li
Michael Viren
Steven Finn
Eric MacDonald
John Dowling
Leaf Uptegrove
Scott Baker
Jeannette Slaff
Siemens Information and Communication Networks, Inc.